Exhibit 99.1

LEASING FUND
ELEVEN, LLC

PORTFOLIO OVERVIEW

THIRD QUARTER

2007

ICON Leasing Fund Eleven, LLC

- Third Quarter 2007 Portfolio Overview -

Dear Member of ICON Leasing Fund Eleven, LLC:

ICON Leasing Fund Eleven, LLC (“Fund Eleven”) raised $365,198,690 commencing with the initial offering on April 21, 2005 through the closing of the offering on April 21, 2007.  In July 2006, Fund Eleven increased its original offering from $200,000,000 to $375,000,000.   As of September 30, 2007, Fund Eleven had 363,944 limited liability company shares outstanding.

During the reporting period, Fund Eleven continued to operate in its Operating Period, during which time Fund Eleven has been seeking to acquire equipment subject to lease.  Fund Eleven’s manager, ICON Capital Corp. (the “Manager”), expects to invest most of the net proceeds of the offering in equipment subject to lease or structured financings secured primarily by equipment.  The Manager anticipates that most of Fund Eleven’s investments will be in the form of equipment leases.  Fund Eleven’s portfolio is comprised of two types of leases: growth leases, where the rental cash flows have been assigned or pledged to a lender, and income leases, where Fund Eleven retains the rental cash flows.  While income leases produce monthly cash flows, growth leases permit Fund Eleven to retain an interest in the future value of the equipment on a leveraged equity basis.  The Manager expects that the future value of the equipment in growth leases will be greater than Fund Eleven’s initial cash investment.

Cash generated from these investments will facilitate Fund Eleven’s distributions to its members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

Fund Eleven’s Operating Period is anticipated to continue until April 2012  – a period of five years from the closing of the offering – unless extended at the Manager’s sole discretion. Following its Operating Period, Fund Eleven will enter its Liquidation Period, during which time equipment will be sold in the ordinary course of business.

News Covering the Reporting Period

Global Crossing Telecommunications, Inc. (“Global Crossing”), a leading global Internet protocol solutions provider, announced that it entered into a network agreement with Highwinds Network Group, Inc.  Highwinds' RollingThunder™ network consists of strategically placed data centers, which house server and storage technology used to manage content in eight North American and European cities. Through the new partnership with Global Crossing, the RollingThunder™ network also connects to Global Crossing's extensive IP-based network, which is connected by more than 100,000 route miles of fiber-optic cabling linking more than 320 cities in 31 countries. (Source:  Global Crossing press release dated August 28, 2007, more current information may be available)

Investments and Commitments during the Third Quarter of 2007

• On August 13, 2007, Fund Eleven committed to invest up to $5,000,000 in a $93,500,000 equipment financing facility with a consortium of other lenders and Solyndra, Inc. (“Solyndra”).  Solyndra is a privately held manufacturer of solar panels and the financing proceeds will be used to build Solyndra’s new production facility.  As of September 30, 2007, Fund Eleven invested approximately $3,326,000.  In October 2007, Fund Eleven invested approximately $671,000 and is committed to loan additional amounts up to $1,003,000.

The financing facility matures on June 30, 2013 and is secured by the equipment as well as all other assets of Solyndra. The equipment is comprised of two fully automated manufacturing lines that combine glass tubes and thin film semiconductors to produce solar panels.  Included as part of the consideration in the acquisition are warrants to purchase 40,290 shares of Solyndra common stock at a price of $4.96 per share. The warrants expire on April 6, 2014.

• On September 28, 2007, Fund Eleven acquired substantially all of the machining and metal working equipment of W Forge Holdings, Inc., MW Scott, Inc. and MW Gilco, LLC (collectively, the “MW Group”), all of which are wholly-owned subsidiaries of MW Universal, Inc.  Fund Eleven acquired the equipment for approximately $22,200,000.  The equipment is subject to 60-month leases with the MW Group that were due to commence on October 1, 2007 but the commencement dates were subsequently extended to January 1, 2008.  The MW Group will pay interim rent until the base term of the leases commence on January 1, 2008.

Portfolio Overview

Fund Eleven’s equipment portfolio consists of investments it has made directly as well as those that it has made with its affiliates.  In addition to the investments described above, as of September 30, 2007, Fund Eleven’s equipment portfolio consisted primarily of the following investments:

Income Leases

• Equipment and machinery used by The Teal Jones Group and Teal Jones Lumber Services, Inc. (collectively, “Teal Jones”) in its lumber processing operations in Canada and the United States.  Fund Eleven, through two wholly-owned entities, entered into a lease financing arrangement with Teal Jones totaling approximately $36,000,000 in November 2006.  The equipment and machinery are being leased back to Teal Jones pursuant to an 84-month lease that is scheduled to expire in November 2013.

• State-of-the-art telecommunications equipment subject to 48-month leases with Global Crossing.  Fund Eleven, through its wholly-owned entity, acquired the equipment for approximately $16,672,000 in cash.  One lease is scheduled to expire on December 31, 2010 and the other lease is scheduled to expire on March 31, 2011.

• A 61.4% interest and a 13.3% interest in two joint ventures that purchased state-of-the-art telecommunications equipment subject to 48-month leases with Global Crossing.  Fund Eleven acquired its interests for approximately $15,428,000 and approximately $1,841,000, respectively.  The leases are scheduled to expire on March 31, 2010 and October 31, 2010, respectively.

• Auto parts manufacturing equipment leased to Heuliez SA and Heuliez Investissements SNC.  Fund Eleven, through a wholly-owned entity, purchased the equipment for approximately $11,994,000.  The 60-month lease is scheduled to expire on March 31, 2012.

Growth Leases

• An equipment leasing portfolio originated by Clearlink Capital Corporation, a financial services provider based in Mississauga, Ontario, Canada, comprised mainly of information technology and technology-related equipment, including personal computers and client/server equipment that perform business-related functions such as database inquiries (the “I.T. Portfolio”).  Fund Eleven acquired the I.T. Portfolio for approximately $144,591,000, which was comprised of a cash payment of approximately $49,361,000 and the assumption of non-recourse debt and other assets and liabilities related to the I.T. Portfolio of approximately $95,230,000.  During the nine months ended September 30, 2007, Fund Eleven purchased approximately $27,543,000 of new equipment.  As of September 30, 2007, the I.T. Portfolio was comprised of equipment with an original cost of approximately $201,835,000 that is subject to 1,023 leases.

• Two Aframax 95,649 DWT (deadweight tons) product tankers - the Senang Spirit and the Sebarok Spirit – bareboat chartered to two affiliates of Teekay Shipping Corp. (“Teekay”).   Fund Eleven, through two wholly-owned entities, purchased the Senang Spirit and the Sebarok Spirit for approximately $88,000,000, comprised of approximately $21,300,000 in cash and a non-recourse mortgage in the amount of approximately $66,700,000.   The 60-month bareboat charters with Teekay are scheduled to expire in April 2012.

•   Four 45,720 - 47,094 DWT product carrying vessels the M/T Doubtless, the M/T Faithful, the M/T Spotless and the M/T Vanguard which are subject to bareboat charters with subsidiaries of Top Ships, Inc. that are scheduled to expire in February 2011. Two of the vessels, the M/T Doubtless and the M/T Spotless, were built in 1991, while the M/T Faithful and the M/T Vanguard were built in 1992.  The purchase price for the four tankers was approximately $112,650,000, comprised of approximately $22,650,000 in cash, a first priority non-recourse mortgage in the amount of approximately $80,000,000, and a second priority non-recourse mortgage in the amount of approximately $10,000,000.

•  Four 3,300 TEU (twenty foot equivalent units) container vessels, the M/V Andaman Sea, the M/V ZIM Hong Kong, the M/V ZIM Israel and the M/V Japan Sea, that are subject to bareboat charters with ZIM Integrated Shipping Services, Ltd.  Two of the four vessels, the ZIM Hong Kong and the ZIM Israel, were built in 1992, while the ZIM Japan Sea was built in 1991 and the ZIM Andaman Sea was built in 1990.  The bareboat charters for the ZIM Japan Sea and the ZIM Andaman Sea are scheduled to expire in November 2010 and bareboat charters for the ZIM Hong Kong and the ZIM Israel are scheduled to expire in January 2011.  The purchase price for the four vessels was approximately $141,201,000, comprised of approximately $35,876,000 in cash, a first priority non-recourse mortgage in the amount of approximately $93,325,000, and a second priority non-recourse mortgage in the amount of approximately $12,000,000.

10% Status Report

As of September 30, 2007, no individual asset constituted at least 10% of the aggregate purchase price of Fund Eleven’s equipment portfolio.  The vessels that are bareboat chartered to Teekay individually constitute the largest individual assets in the portfolio, but each vessel constitutes less than 8% of the aggregate purchase price of Fund Eleven’s equipment portfolio.  With the exception of the I.T. Portfolio, which leases continue to expire each month, all other equipment is scheduled to remain on lease during the next year.

Distribution Analysis

During the reporting period, Fund Eleven continued to make monthly distributions at a rate of 9.1% per annum.  Cash available for distributions was generated substantially through cash from operations.  From the inception of the offering period, Fund Eleven has made 30 monthly distributions to its members. During the nine months ended September 30, 2007, Fund Eleven paid its members approximately $29,164,000 in cash distributions.  As of September 30, 2007, a $10,000 investment made at the initial closing, would have received $2,498 in cumulative distributions representing a return of approximately 25% of such initial investment.

Fund Summary

Offering Period	4/21/2005 - 4/20/2007
Size of Offering	$375,000,000
Original No. of Members	8,637

Outlook and Overview

Excluding the leases in the I.T. Portfolio, one of the Global Crossing leases scheduled to expire in March 2010 is the next lease scheduled to expire.

As of September 30, 2007, Fund Eleven had $41,593,359 in cash and cash equivalents on hand.  The Manager anticipates that Fund Eleven will make more acquisitions in the near future.  Substantially all of Fund Eleven’s cash flows are derived from sales proceeds and rental payments.  On a monthly basis, Fund Eleven deducts from such cash flows its recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs.  The remaining cash flows are then available for monthly distribution to members.

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Balance Sheets

Assets

	September 30,
	2007	December 31,
	(unaudited)	2006
Current assets
Cash and cash equivalents	$41,593,359	$61,258,267
Current portion of net investment in finance leases	6,384,217	4,482,077
Current portion of mortgage notes receivables	557,162	210,918
Short-term notes receivables	6,500,000	-
Accounts receivable (net of allowance
for doubtful accounts of $72,882 and $70,015, respectively)	2,941,242	3,098,973
Restricted cash	1,885,383	1,241,326
Deferred income taxes	2,734,610	-
Other current assets, net	3,034,168	1,553,401

Total current assets	65,630,141	71,844,962

Non-current assets
Net investments in finance leases, less current portion	88,093,010	89,908,379
Leased equipment at cost (less: accumulated depreciation of $95,526,190 and $47,105,223, respectively)	431,345,132	337,066,371
Note receivable on financing facility, net	3,154,875	-
Long-term portion of mortgage notes receivable, net of current portion	14,318,938	12,722,006
Investments in joint ventures	1,509,888	11,805,734
Equipment held for sale or lease, net	1,745,510	2,678,117
Deferred income taxes	1,027,675	2,554,454
Other non-current assets, net	1,655,666	2,319,120

Total non-current assets	542,850,694	459,054,181

Total Assets	$608,480,835	$530,899,143

Liabilities and Member's Equity

Current liabilities
Current portion of non-recourse long-term debt	$50,420,190	$40,949,651
Deferred rental income	6,873,779	8,404,745
Current portion of leasing payables and other lease liabilities	3,648,473	2,680,690
Due to Manager and affiliates, net	394,888	515,119
Income taxes payable	-	2,634,727
Accrued expenses and other liabilities	4,316,040	4,327,253

Total current liabilities	65,653,370	59,512,185

Non-current liabilities
Non-recourse long-term debt, net of current portion	248,900,429	219,977,291
Leasing payables and other lease liabilities, net of current portion	10,694,058	10,200,679

Total non-current liabilities	259,594,487	230,177,970

Total Liabilities	325,247,857	289,690,155

Minority Interest	6,968,088	8,312,503

Commitments and contingencies

Members' Equity
Manager	(548,361)	(243,580)
Additional Members	266,258,294	232,868,044
Accumulated other comprehensive income	10,554,960	272,021

Total Members' Equity	276,264,893	232,896,485

Total Liabilities and Members' Equity	$608,480,835	$530,899,143

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenue:
Rental income	$26,503,336	$23,013,318	$75,714,659	$41,317,586
Finance income	1,736,842	1,150,699	5,715,097	2,538,701
Income from investments in joint ventures	36,790	120,643	57,722	501,868
Net gain on sales of new equipment	164,871	162,349	716,579	442,966
Net (loss) gain on sales of leased equipment	(590,605)	(132,908)	(637,659)	288,614
Interest income	1,554,296	390,164	4,222,279	1,383,260

Total revenue	29,405,530	24,704,265	85,788,677	46,472,995

Expenses:
General and administrative	458,712	267,738	1,610,656	425,429
Depreciation and amortization	20,577,648	18,972,950	61,070,945	34,090,525
Impairment loss	122,774	446,301	122,774	446,301
Management fees - Manager	1,739,929	1,520,291	4,895,421	2,605,705
Administrative expense reimbursements -
Manager and affiliate	1,192,107	1,811,745	4,181,934	4,335,610
Interest	6,593,695	5,356,149	14,510,229	7,137,831
Minority interest	263,621	264,423	779,271	529,451

Total expenses	30,948,486	28,639,597	87,171,230	49,570,852

Loss before income taxes	(1,542,956)	(3,935,332)	(1,382,553)	(3,097,857)

Provision (benefit) for income taxes	428,484	-	(74,768)	-

Net loss	$(1,971,440)	$(3,935,332)	$(1,307,785)	$(3,097,857)

Net loss allocable to:
Additional Members	$(1,951,726)	$(3,895,979)	$(1,294,707)	$(3,066,878)
Manager	(19,714)	(39,353)	(13,078)	(30,979)

	$(1,971,440)	$(3,935,332)	$(1,307,785)	$(3,097,857)

Weighted average number of additional
member shares outstanding	363,946	218,980	348,262	174,685

Net loss per weighted average
additional member share	$(5.36)	$(17.79)	$(3.72)	$(17.56)

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statement of Changes in Members' Equity
(unaudited)
				Accumulated
	Additional			Other
	Member	Additional	Managing	Comprehensive
	Shares	Members	Member	(Loss) Income	Total
Opening balance, January 1, 2006	107,099	$90,318,028	$(28,876)	$(33,886)	$90,255,266
Proceeds from issuance of additional members shares	185,118	185,118,088	-	-	185,118,088
Sales and offering expenses	-	(21,276,702)	-	-	(21,276,702)
Additional member shares redeemed	(53)	(41,454)	-	-	(41,454)
Cash distributions paid or accrued to members	-	(16,600,276)	(167,738)	-	(16,768,014)
Change in valuation of interest rate swap contracts	-	-	-	(928,750)	(928,750)
Change in valuation of warrants held by joint venture	-	-	-	538,072	538,072
Foreign currency translation adjustments	-	-	-	696,585	696,585
Net loss	-	(4,649,640)	(46,966)	-	(4,696,606)
Period ended, December 31, 2006	292,164	$232,868,044	$(243,580)	$272,021	$232,896,485
Proceeds from issuance of additional members shares	57,136	57,135,796	-	-	57,135,796
Sales and offering expenses	-	(6,569,904)	-	-	(6,569,904)
Additional member shares redeemed	(170)	(136,048)	-	-	(136,048)
Cash distributions paid or accrued to members	-	(12,546,393)	(126,733)	-	(12,673,126)
Change in valuation of interest rate swap contracts	-	-	-	(77,450)	(77,450)
Change in valuation of warrants held by joint venture	-	-	-	(473,681)	(473,681)
Foreign currency translation adjustments	-	-	-	554,709	554,709
Net loss	-	(1,467,678)	(14,825)	-	(1,482,503)
Period ended, March 31, 2007	349,130	$269,283,817	$(385,138)	$275,599	$269,174,278
Proceeds from issuance of additional members shares	15,846	15,846,033	-	-	15,846,033
Sales and offering expenses	-	(1,822,618)	-	-	(1,822,618)
Additional member shares redeemed	(1,020)	(885,767)	-	-	(885,767)
Cash distributions paid or accrued to members	-	(8,046,294)	(81,335)	-	(8,127,629)
Change in valuation of interest rate swap contracts	-	-	-	670,100	670,100
Change in valuation of warrants held by joint venture	-	-	-	(16,242)	(16,242)
Foreign currency translation adjustments	-	-	-	4,925,915	4,925,915
Net income	-	2,124,697	21,461	-	2,146,158
Period ended, June 30, 2007	363,956	$276,499,868	$(445,012)	$5,855,372	$281,910,228
Additional member shares redeemed	(12)	(10,031)	-	-	(10,031)
Cash distributions paid or accrued to members	-	(8,279,817)	(83,635)	-	(8,363,452)
Change in valuation of interest rate swap contracts	-	-	-	(832,550)	(832,550)
Change in valuation of warrants held by joint venture	-	-	-	(45,928)	(45,928)
Foreign currency translation adjustments	-	-	-	5,578,066	5,578,066
Net loss	-	(1,951,726)	(19,714)	-	(1,971,440)

Period ended, September 30, 2007	363,944	$266,258,294	$(548,361)	$10,554,960	$276,264,893

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Cash Flows
Nine Months Ended September 30,
(unaudited)

	2007	2006
Cash flows from operating activities:
Net loss	$(1,307,785)	$(3,097,857)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Rental income paid directly to lenders by lessees	(7,928,631)	(2,317,981)
Finance income	(5,715,097)	(2,538,701)
Income from investments in joint ventures	(57,722)	(501,868)
Net gains on sales of new and leased equipment	(78,920)	(731,580)
Depreciation and amortization	61,070,945	34,090,525
Impairment loss	122,774	446,301
Bad debt expense	-	70,015
Interest expense paid directly to lenders by lessees	1,812,754	384,248
Change in fair value of interest rate swap contract	1,530,916	1,246,899
Minority interest	779,271	529,451
Deferred tax provision	(737,667)	-
Changes in operating assets and liabilities:
Collection of principal - financed receivables	25,668,997	12,913,259
Rents receivable	(45,555)	1,758,241
Other assets, net	(1,197,346)	(954,172)
Payables, deferred rental income and other liabilities	(6,836,443)	13,787,523
Due to Manager and affiliates, net	(128,881)	(280,306)

Net cash provided by operating activities	66,951,610	54,803,997

Cash flows from investing activities:
Investments in leased assets, net of cash received	(114,676,027)	(169,468,315)
Proceeds from sales of new and leased equipment	20,918,533	11,286,921
Investment in financing facility	(3,475,507)
Investment in mortgage notes receivable	(1,981,155)	-
Investment in short-term note receivable	(6,500,000)
Proceeds from mortgage notes receivable	1,771,587	-
Restricted cash deposits paid	(456,112)	(1,076,827)
Investments in joint ventures, net of cash acquired	-	(4,598,382)
Distributions received from joint ventures	10,026,158	135,080
Other assets, net	834,322	-

Net cash used in investing activities	(93,538,201)	(163,721,523)

Cash flows from financing activities:
Proceeds from notes payable - non-recourse	30,103,769	33,956,911
Repayments of notes payable - non-recourse	(59,191,174)	(32,418,991)
Issuance of additional member shares, net of sales and offering expenses paid	64,494,671	117,544,095
Redemption of additional member shares	(1,031,846)	-
Cash distributions to members	(29,164,208)	(10,829,198)
Distributions to minority interest holders	(2,123,686)	(1,509,546)

Net cash provided by financing activities	3,087,526	106,743,271

Effects of exchange rates on cash and cash equivalents	3,834,157	1,049,733

Net decrease in cash and cash equivalents	(19,664,908)	(1,124,522)
Cash and cash equivalents, beginning of the period	61,258,267	71,449,920

Cash and cash equivalents, end of the period	$41,593,359	$70,325,398

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Cash Flows
Nine Months Ended Septmeber 30,
(unaudited)

	2007	2006

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$11,547,103	$5,419,994

Supplemental disclosure of non-cash investing and financing activities:
Non-cash portion of equipment purchased with non-recourse long-term debt	$66,656,754	$271,698,228

Principal and interest on non-recourse long-term debt
paid directly to lenders by lessees	$8,462,121	$2,697,477

Transfer from other assets to investments in leased equipment at cost	$-	$2,828,287

Transfer from investments in joint ventures to leased equipment at cost	$-	$7,695,494

Transactions with Related Parties

In accordance with the terms of Fund Eleven’s Limited Liability Company Agreement, Fund Eleven pays or paid the Manager (i) management fees ranging from 1% to 7% based on a percentage of the rental payments recognized either directly by Fund Eleven or through its joint ventures and (ii) acquisition fees, through the end of the Operating Period, of 3% of the gross value of Fund Eleven’s acquisitions.  In addition, the Manager is reimbursed for administrative expenses incurred in connection with Fund Eleven’s operations.  The Manager has assigned its rights and obligations to provide Fund Eleven with administrative services and collect reimbursement for those services relating to the I.T. Portfolio to a Canadian affiliate, ICON Funding ULC, pursuant to a management agreement between the Manager and ICON Funding ULC.

The Manager performs certain services relating to the management of Fund Eleven’s equipment leasing activities.  Such services include collecting lease payments from lessees, re-leasing off-lease equipment, inspecting equipment, communicating with and supervising lessees to assure that the equipment is being properly operated and maintained, monitoring the lessees’ performance of their lease obligations and paying operating expenses.

Administrative expense reimbursements are costs incurred by the Manager or its affiliates and are necessary to Fund Eleven’s operations.  These costs include the Manager’s and affiliates legal, accounting, investor relations and operations personnel, as well as, professional fees and other costs that are charged to Fund Eleven based upon the percentage of time such personnel dedicate to  Fund Eleven.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the Manager or expenses for rent, depreciation or utilities of the Manager.

The Manager also has a 1% interest in Fund Eleven’s profits, losses, distributions and liquidation proceeds. Fund Eleven paid distributions to the Manager of $291,703 for the nine months ended September 30, 2007.  The Manager’s interest in Fund Eleven’s net loss for the three months ended September 30, 2007 and 2006 was $(19,714) and $(39,353), respectively.  The Manager’s interest in Fund Eleven’s net loss for the nine months ended September 30, 2007 and 2006 was $(13,078) and $(30,979), respectively.

Fees and other expenses paid or accrued by Fund Eleven to the Manager or its affiliates for the three and nine months ended September 30, 2007 and 2006, were as follows:

			Three Months Ended
			September 30,
Entity	Capacity	Description	2007	2006
ICON Capital Corp.	Manager	Organizational and
		offering expenses (1)	$-	$608,706
ICON Securities Corp.	Managing broker-dealer	Underwriting fees (1)	$-	$811,608
ICON Capital Corp.	Manager	Acquisition fees (2)	$1,172,500	$512,285
ICON Capital Corp.	Manager	Management fees (3)	$1,739,929	$1,520,291
ICON Capital Corp. and affiliate	Manager	Administrative fees (3)	$1,192,107	$1,811,745

			Nine Months Ended
			September 30,
Entity	Capacity	Description	2007	2006
ICON Capital Corp.	Manager	Organizational and
		offering expenses (1)	$1,095,103	$1,992,411
ICON Securities Corp.	Managing broker-dealer	Underwriting fees (1)	$1,460,137	$2,656,548
ICON Capital Corp.	Manager	Acquisition fees (2)	$5,553,112	$13,132,809
ICON Capital Corp.	Manager	Management fees (3)	$4,895,421	$2,605,705
ICON Capital Corp. and affiliate	Manager	Administrative fees (3)	$4,181,934	$4,335,610

(1) Amount charged directly to members' equity.
(2) Amount capitalized and amortized to operations.
(3) Amount charged directly to operations.

Your participation in Fund Eleven is greatly appreciated and we look forward to sharing future successes.

Sincerely,

ICON Capital Corp., Manager

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws.  Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

*Members may obtain a summary of administrative expense reimbursements upon request.

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA. These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconcapital.com
or
• Visiting www.sec.gov
or
• Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Fund Eleven’s expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available upon your request.